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                                                                   EXHIBIT 10.7A

[CONFIDENTIAL TREATMENT REQUESTED, CONFIDENTIAL PORTIONS OF THE AGREEMENT HAVE BEEN REDACTED AND HAVE BEEN SEPARATELY FILED WITH THE COMMISSION].

              FIRST AMENDMENT TO COOPERATIVE DEVELOPMENT AGREEMENT

     This is a first amendment ("Amendment") to that Cooperative Development Agreement ("CDA") entered into on December 1, 1998 by and between Gainor Medical North America, LLC, ("Gainor") and TheraSense, Inc. ("TheraSense"), and is entered into and agreed as of June 1, 2001.

                                    Recitals
                                    --------

     Whereas, Gainor (hereinafter "Facet") has changed its name to Facet Technologies, LLC, and

     TheraSense and Facet are entering into an Exclusive Manufacturing Agreement (hereinafter "EMA") of even date relating to the manufacture and supply of lancing devices for the TheraSense FreeStyle(TM) blood glucose monitoring system, and

     TheraSense and Facet wish to modify terms of the CDA as they continue to work together to develop certain aspects of the TheraSense continuous blood glucose monitoring system referred to as [***].

                                   Agreement
                                   ---------

     In consideration of mutual covenants and agreements set forth in the CDA and in the EMA, and for other good and valuable consideration, the receipt of which is hereby acknowledged, it is agreed:

     Wherever the name "Gainor" appears in the CDA, that reference shall be deemed to refer to Facet, and Facet agrees to act in accordance with the duties and responsibilities undertaken by Gainor in the CDA and in this Addendum.

     It is further agreed that Sections 6-8 and 13 of the CDA shall be of no further force or effect and shall be replaced in their entirety with the following new sections A1-6, A1-7, A1-8 and A1-13:

     A1-6 INTELLECTUAL PROPERTY. All Technologies (as defined in the CDA) developed by either party in the course of the work performed pursuant to the CDA as amended hereby and which are incorporated into the Facet Components or as to which a patent application is filed by TheraSense within [***] of the development of such Technologies ("TheraSense Technologies") shall be, or shall become, the sole property of TheraSense. Facet agrees to assign and does hereby assign all right title and interest in the TheraSense Technologies to TheraSense and agrees to cooperate in the preparation and filing of any patent applications TheraSense shall choose to file directed thereto. Facet is hereby granted the right to use the TheraSense Technologies as is reasonably required to fulfill its obligations hereunder. Any Technologies developed by Facet in the course of the work performed pursuant to the CDA as amended hereby which are not incorporated into the Facet Components or the subject of a TheraSense patent application within [***] of the development of such Technologies shall be, or shall become, the sole property of Facet.

*** Confidential Treatment Requested

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     A1-7 EXCLUSIVITY.  TheraSense shall work exclusively with Facet for development of the Facet Components. Facet shall not supply the Facet Components to any third party without the written consent of TheraSense. Facet shall not be precluded from developing products for any third party, though, in doing so, Facet shall not permit employees who are actively working on a product for a third party, which product may be competitive with a Facet Component, access to the Project files (physical or electronic). Further, Facet shall not use the TheraSense Technologies except to the extent the TheraSense Technologies become non-confidential and are not the subject of a pending patent application
                                -----------------------------------------------
or patented. Notwithstanding the foregoing, neither party shall be precluded, at any time, from using the general know-how gained in the course of work on the Projects under the CDA.

A1-8 INVENTIONS, PATENTS AND TRADEMARKS.

     A1-8.1  Notice.  Facet agrees to promptly notify TheraSense upon the
             ------
making, conceiving or reducing to practice of any invention or discovery related to the Projects so that TheraSense will become timely aware of the invention or discovery and can assess whether it wishes to pursue patent protection therefore.

     A1-8.2  Deleted

     A1-8.3  Deleted

     A1-8.4  Protection of Ability to Patent.  Facet shall not take any action
             -------------------------------
which would have a material adverse effect on the patentability of the TheraSense Technologies, or any aspect thereof and including the inventions and discoveries referred to in A1-8.1, such as by way of public sale or public disclosure thereof, until TheraSense either files a patent application, or informs Facet that it will not pursue patent protection thereon.

     Al-13 INDEMNIFICATION. TheraSense agrees to indemnify and hold harmless Facet against any and all claims, judgments, liabilities and damages arising out of any claim that a Product, a method of making the Product or a method of using a Product infringes any patent, trade secret or other intellectual property right of a third party. The parties agree to communicate during the course of the Projects specifically for the purpose of permitting TheraSense to analyze the risk of infringement relating to Products (the method of making and the method of their use) as they are developed, and Facet agrees to work cooperatively with TheraSense to take reasonable actions requested by TheraSense to avoid such risks. Each party shall indemnify and hold the other party harmless from and against any claims, judgments, liabilities and damages arising out of any negligent act, error or omission by the indemnifying party, its employees, agents, servants or representatives in the performance of its duties and obligations hereunder. In the event that any such claim is made, the party to be indemnified (the "Indemnitee") shall immediately notify the indemnifying party (the "Indemnitor"). The Indemnitor shall have the right to control the defense of such claim with counsel of its choice and shall bear all cost and expense of such defense. The Indemnitee shall allow the Indemnitor to control the defense of such claims, shall cooperate as reasonably necessary in the defense of any such claim at the expense of the Indemnitor, and may participate in the defense with counsel of its choice at Indemnitee's cost. If the Indemnitor fails to

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vigorously defend the Indemnitee, Indemnitee may assume such defense with counsel of its own choice.

     IN WITNESS WHEREOF, the undersigned parties have executed this agreement as of the date first set forth above:

Facet Technologies, LLC             TheraSense, Inc.

/s/ William C. Taylor               /s/ John M. Purlee
_____________________________       ____________________________
Name                                Name

President                           Director of Purchasing
_____________________________       ____________________________
Title                               Title

7/18/01                             7/18/01
_____________________________       ____________________________
Date                                Date



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